SWK Holdings Corporation Announces 2018 First Quarter

Financial Results

•	Total revenues of $6.8 million for the first quarter of 2018 compared to $14.9 million for the first quarter of 2017.

•	Net income attributable to SWK Stockholders of $3.6 million, or $0.28 per share, and non-GAAP adjusted net income of $4.4 million, or $0.34 per share for the first quarter of 2018.

•	Closed two financings deploying $25.0 million with additional $4.3 million deployed through existing portfolio company milestones and add-ons.

•	Book value of $16.21 per share as of March 31, 2018 vs. $15.93 per share as of December 31, 2017.

Dallas, TX, May 15, 2018 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its first quarter 2018 financial results.

First Quarter 2018 Highlights:

•	Reported total revenues of $6.8 million for the quarter, compared to $14.9 million for the first quarter of 2017.
•	Reported adjusted net income of $4.4 million, or $0.34 per diluted share, for the quarter, as compared to $9.4 million, or $0.72 per diluted share, for the first quarter of 2017.
•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries; less non-controlling interests) were $167.6 million as of March 31, 2018, compared to $153.9 million as of December 31, 2017.

“As previously announced, we closed two new transactions and advanced additional capital to current partners during the first quarter,” stated Winston Black, Chief Executive Officer of SWK. “Our pipeline of opportunities remains full, and we continue to make progress on securing additional, non-dilutive balance sheet capital.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

•	Non-GAAP adjusted net income and its components and non-GAAP adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Portfolio Overview

As of March 31, 2018, the Company’s total income producing assets were $167.6 million as compared to $153.9 million as of December 31, 2017.

(in thousands)	March 31,	December 31,
	2018	2017
Finance receivables	$165,843	$151,995
Marketable investments	1,713	1,856
Total income producing assets	$167,556	$153,851
Warrant Assets	1,519	987
Total Portfolio Balance	$169,075	$154,838

During the quarter, the Company deployed $25.0 million into two new term loan financings. One of the Company’s existing royalty transactions achieved a revenue-based milestone, triggering a $15.1 million payment, which includes the quarter’s royalty. SWK also supported existing portfolio companies’ working capital needs through aggregate $4.3 million add-on term loan funding.

As of May 10, 2018, the Company and its partners have executed transactions with 28 different parties under its specialty finance strategy, funding an aggregate $405 million since 2012 in various financial products across the life science sector. At the end of the first quarter, the weighted average projected effective yield of the finance receivables portfolio was 14.6%. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables.

Total portfolio investment activity as of and for the three months ended March 31, 2018 was as follows (in thousands):

	Three Months Ended March 31,
	2018	2017
Beginning portfolio	$154,838	$136,983
Early pay-offs	—	—
Impairment expense and provision for loan credit losses	(1,179)	—
Interest paid-in-kind	47	383
Investment in finance receivables	29,250	3,638
Loan discount amortization and fee accretion	907	669
Changes in unconsolidated entity investment, net of noncontrolling interest	—	(6,985)
Net unrealized gain (loss) on marketable investments and derivatives	151	1,347
Principal payments received on investments	(716)	(24)
Proceeds/realized gains from sale of investments	—	(101)
Royalty paydowns	(14,222)	(232)
Warrant investments, net of cancellations	258	—
Ending portfolio	$169,075	$135,678

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Results of Operations

Revenues

We generated revenues of $6.8 million for the three months ended March 31, 2018, driven primarily by $6.8 million in interest and fees earned on our finance receivables. We generated revenues of $14.9 million for the three months ended March 31, 2017, driven primarily by $4.7 million in interest and fees earned on our finance receivables and $10.2 million in income related to our investment in an unconsolidated partnership. The decrease in revenue is primarily due to a $10.2 million decrease in income from our investment in an unconsolidated entity, which on February 23, 2017 sold its U.S. marketing rights to its underlying intellectual property (please refer to Item 1. Financial Statements, Note 5 of the Notes to the Unaudited Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for further information on the Holmdel transaction). This was offset by a $2.2 million increase in interest and fees earned on new and existing finance receivables, including a $0.7 million increase in royalty revenue on our Narcan® investment. Royalty revenue from our Narcan® investment will be substantially less going forward, as we reached the 1.5x cash on cash royalty cap during the three months ended March 31, 2018.

Provision for Credit Losses

We recognized an allowance for credit loss on a royalty purchase of $1.2 million during the three months ended March 31, 2018 as we reduced expectations for future royalty receipts with respect to sales of Cambia®. We did not recognize an allowance for credit losses during the three months ended March 31, 2017.

Please refer to Item 1. Financial Statements, Note 3 of the Notes to the Unaudited Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for further information regarding the provision for credit loss recognized during the three months ended March 31, 2018.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses increased to $1.2 million for the three months ended March 31, 2018 from $0.7 million for the three months ended March 31, 2017, which was primarily due to an increase in the performance-based bonus accrual.

Other Income (Expense), Net

Other income (expense), net for the three months ended March 31, 2018 reflected a net fair market value gain of $0.3 million on our warrant derivatives and a net fair market value loss of $(0.1) million on our equity securities.

Other income (expense), net for the three months ended March 31, 2017 reflected a net fair market value loss of $(0.5) million on our warrant derivatives and a $0.2 million realized gain on the sale of equity securities.

Income Tax Provision

We recognized $1.0 million of deferred income tax expense for the three months ended March 31, 2018. We recognized $3.7 million deferred income tax expense for the three months ended March 31, 2017. The decrease in deferred income tax expense was primarily due to a reduction in net income, coupled with a change in the federal statutory tax rate signed into law on December 22, 2017. The new legislation decreased the U.S. corporate federal income tax rate from 35 percent to 21 percent, effective January 1, 2018.

Liquidity and Capital Resources

As of March 31, 2018, we had $21.5 million in cash and cash equivalents, compared to $30.6 million in cash and cash equivalents as of December 31, 2017. The primary driver of the net decrease in our cash balance was new and add-on investment funding of $29.3 million, offset by interest and fee payments of $15.0 million earned on our finance receivables, including $13.7 million of royalty-related receipts from our Narcan® investment.

As of March 31, 2018, we had $14.0 million of unfunded commitments outstanding.

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Adjusted Net Income

Net income in accordance with GAAP for the three-month period ended March 31, 2018, was $3.6 million, or $0.28 per diluted share. The following tables provide a reconciliation of SWK’s reported (GAAP) consolidated net income to SWK’s adjusted net income attributable to SWK Holdings Corporation Stockholders (non-GAAP) for the three months ended March 31, 2018 and March 31, 2017:

(in thousands, except per share data)	Three Months Ended March 31,
	2018	2017
Consolidated net income	$3,644	$10,268
Plus: income tax expense	954	3,706
Plus: loss on fair market value of equity securities	124	—
Subtract: gain on fair market value of warrant assets	(300)	472
Adjusted income before provision for income tax	4,298	14,446
Adjusted provision for income tax	—	—
Non-GAAP consolidated net income	4,422	14,446
Non-GAAP adjusted net income attributable to non-controlling interest	—	5,032
Non-GAAP adjusted net income attributable to SWK Holdings Corporation Stockholders	$4,422	$9,414
Non-GAAP adjusted basic income per share	$0.34	$0.72
Non-GAAP adjusted diluted income per share	$0.34	$0.72
Weighted average shares - Basic	13,053	13,144
Weighted average shares - Diluted	13,057	13,147

In the presentation above, management has made adjustments for the following non-cash items: (i) fair-market value of warrants and equity securities as mark to market changes are non-cash, and (ii) income taxes as the Company has substantial net operating losses to offset against future income.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

Derived from unaudited financial statements

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$21,451	$30,557
Accounts receivable	1,579	1,637
Finance receivables, net	165,843	151,995
Marketable investments	1,713	1,856
Deferred tax asset	21,771	22,725
Warrant assets	1,519	987
Other assets	314	126
Total assets	$214,190	$209,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$2,450	$1,840
Warrant liability	65	91
Total liabilities	2,515	1,931

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,059,190 and 13,053,422 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	13	13
Additional paid-in-capital	4,433,668	4,433,589
Accumulated deficit	(4,222,006)	(4,225,863)
Accumulated other comprehensive income	—	213
Total SWK Holdings Corporation stockholders’ equity	211,675	207,952
Non-controlling interests in consolidated entities	—	—
Total stockholders’ equity	211,675	207,952
Total liabilities and stockholders’ equity	$214,190	$209,883

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

Derived from unaudited financial statements

	Three Months Ended March 31,
	2018	2017
Revenues
Finance receivable interest income, including fees	$6,817	$4,656
Income related to investments in unconsolidated entity	—	10,204
Other	5	4
Total revenues	6,822	14,864
Costs and expenses:
Provision for loan credit losses	1,179	—
General and administrative	1,221	661
Total costs and expenses	2,400	661
Other income (expense), net
Unrealized net gain (loss) on derivatives	300	(472)
Unrealized net loss on equity securities	(124)	—
Gain on sale of marketable securities	—	243
Income before provision for income taxes	4,598	13,974
Provision for income taxes	954	3,706
Consolidated net income	3,644	10,268
Net income attributable to non-controlling interests	—	5,032
Net income attributable to SWK Holdings Corporation stockholders	$3,644	$5,236
Net income per share attributable to SWK Holdings Corporation stockholders:
Basic	$0.28	$0.40
Diluted	$0.28	$0.40
Weighted Average Shares:
Basic	13,053	13,144
Diluted	13,057	13,147

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from unaudited financial statements

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$3,644	$10,268
Adjustments to reconcile net income to net cash provided by operating activities:
Income from investment in unconsolidated entity	—	(10,204)
Provision for loan credit losses	1,179	—
Deferred income taxes	954	3,706
Change in fair value of warrants	(300)	472
Change in fair value of equity securities	124	—
Gain on sale of marketable securities	—	(243)
Loan discount amortization and fee accretion	(837)	(568)
Interest paid-in-kind	(47)	(383)
Stock-based compensation	79	78
Interest income in excess of cash received	(70)	—
Other	4	4
Changes in operating assets and liabilities:
Accounts receivable	58	(88)
Other assets	(189)	(112)
Accounts payable and other liabilities	610	48
Net cash provided by operating activities	5,209	2,978

Cash flows from investing activities:
Cash distributions from investment in unconsolidated entity	—	17,189
Proceeds from sale of available-for-sale marketable securities	—	345
Investment in finance receivables	(29,250)	(3,638)
Repayment of finance receivables	14,918	225
Marketable investment principal payment	19	24
Other	(2)	(3)
Net cash (used in) provided by in investing activities	(14,315)	14,142

Cash flows from financing activities:
Distribution to non-controlling interests	—	(8,788)
Net cash used in financing activities	—	(8,788)

Net (decrease) increase in cash and cash equivalents	(9,106)	8,332
Cash and cash equivalents at beginning of period	30,557	32,182
Cash and cash equivalents at end of period	$21,451	$40,514

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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